Exhibit 99.1
New Release
LCA-Vision Reports Third Quarter 2007 Financial Results
Quarterly Revenue Grows 34% and Procedure Volume Increases 5%
Company Revises Full-Year 2007 Financial Guidance
Cincinnati, October 30, 2007 — LCA-Vision Inc. (Nasdaq: LCAV), a leading provider of laser vision correction services under the LasikPlus brand, today announced financial and operational results for the three months and nine months ended September 30, 2007.
Third Quarter 2007 Financial and Operational Results (all comparisons are versus the third quarter of 2006)
▪	Revenue increased 34% to $74.6 million from $55.8 million; adjusted revenue increased 13% to $66.9 million from $59.3 million.

▪	Same-store revenue increased 20%; adjusted same-store revenue was essentially flat.

▪	Procedure volume increased 5% to 44,547 from 42,539.

▪	Operating income increased 107% to $14.1 million from $6.8 million; adjusted operating income decreased 28% to $7.2 million from $9.9 million.

▪	Net income and earnings per diluted share were $10.0 million and $0.51, compared with $5.3 million and $0.25.

▪	Opened two new LasikPlus vision centers in Fresno, California and Boise, Idaho.
Year-to-Date 2007 Financial and Operational Results (all comparisons are versus the first nine months of 2006)
▪	Revenue increased 22% to $222.9 million from $182.9 million; adjusted revenue increased 12% to $221.8 million from $198.2 million.

▪	Procedure volume increased 6% to 152,316 procedures from 143,219 procedures.

▪	Operating income increased 17% to $39.7 million from $33.9 million; adjusted operating income decreased 19% to $38.7 million from $47.7 million.

▪	Net income and earnings per diluted share were $28.4 million and $1.41, compared with $22.8 million and $1.06.

▪	Opened 11 new LasikPlus vision centers.
LCA-Vision is providing adjusted revenue and operating income to investors as a means of measuring performance that adjusts for the non-cash impact of the accounting for separately priced extended warranties. A reconciliation of revenue and operating income as reported in accordance with Generally Accepted Accounting Principles (GAAP) is provided on the last page of this news release. Management utilizes this information as a means of measuring performance that adjusts for the non-cash impact of the accounting for separately priced extended warranties. Management believes this information is more reflective of operating performance, and that including this additional disclosure is meaningful to investors for the same reason.
Commenting on the company’s financial and operational results, Steve Straus, LCA-Vision’s Chief Executive Officer, said, “Our ability to obtain a higher average price per procedure during the quarter favorably offset weaker same-store procedure volume as we continue to face headwinds due to softness in consumer discretionary spending and in an industry that has been flat-to-down for the past eight quarters.”
Mr. Straus continued, “Third quarter marketing spending increased 33% over last year. The increase in the number of pre-operative eye exams scheduled during the quarter was consistent with the increase in growth in marketing expenditures, which indicates that there remains a significant amount of appeal to laser vision correction and LasikPlus. However, a
Corporate Websites: http://www.lca-vision.com • http://www.lasikplus.com
Corporate Headquarters: 7840 Montgomery Road • Cincinnati OH 45236

3Q-07 Earnings Release
more cautious consumer resulted in slower growth in procedure volume. During the quarter, we commissioned a research firm to survey consumers who did not attend their pre-operative eye exam to find out why they missed their appointment. The survey results indicated these consumers were not ready to commit to getting the procedure performed due to convenience and cost, but they were still interested in LasikPlus. We are working diligently to reach out to these consumers so they will return to LasikPlus when they are ready to have the procedure performed.
“During the quarter we added two new managed care provider agreements,” said Mr. Straus. “Early in the third quarter, we announced an exclusive provider relationship with Principal Financial Group, and mid-quarter, we added another significant provider relationship. These two new relationships should help to drive incremental procedure volume in both new and existing markets.
“Earlier today, we announced plans to rollout the IntraLase femtosecond technology in our LasikPlus vision centers throughout the United States,” added Mr. Straus. “Including 18 units that were installed over the past month, we currently offer IntraLase at 26 of our LasikPlus vision centers. We expect to add approximately eight locations per month, and to complete the installation within the first half of 2008. The implementation and national rollout of IntraLase in our LasikPlus vision centers supports our commitment to offer patients advanced technological choices at an affordable price. In addition to increasing our average price per procedure and driving incremental revenue, we believe that the IntraLase technology may also help to reverse the trend toward more surface ablation treatments.”
Share Repurchase
On August 21, 2007, the company announced that its board of directors authorized a new $50 million share repurchase plan. The company has not yet repurchased any shares under this plan.
LasikPlus Vision Center Openings
LCA-Vision opened two new LasikPlus vision centers during the third quarter. Year-to-date, the company has opened 11 new vision centers, and now operates 70 LasikPlus vision centers in 55 markets and 32 states. The company remains on track to open a total of 12 to 15 new vision centers this year.
Outlook
Discussing the firm’s outlook, Mr. Straus said, “While we remain confident in the company’s long-term growth prospects, in the near-term we face an uncertain business environment. Notably, the percentage of pre-operative eye exams we are able to convert into treated patients

3Q-07 Earnings Release
has declined and is impacting our ability to accurately forecast conversion rates. At the same time, macroeconomic trends and consumer sentiment are weakening, which gives us concern for the short-term. Given these trends and uncertainties, we now expect that fourth quarter 2007 earnings per diluted share will be significantly below the $0.27 we reported in the fourth quarter of 2006, and we are suspending revenue guidance. We remain committed to opening a total of 12 to 15 vision centers in 2007, we expect to spend approximately $16.5 million on marketing in the fourth quarter, and we will expand the use of the IntraLase technology in the coming months, which should help increase average procedure price.”
Conference Call and Webcast
As previously announced, a conference call and webcast will be held today, Tuesday, October 30, 2007 at 10:00 a.m. (ET). To access the conference call, dial 866-322-1352 (within the United States and Canada), or 706-758-1564 (international callers). The webcast will be available at the investor relations section of LCA-Vision’s website. A replay of the call and webcast will begin approximately two hours after the live call has ended. To access the replay, dial 800-642-1687 (within the United States and Canada), or 706-645-9291 (international callers) and enter the conference ID number: 187 42 086.
Forward-Looking Statements
This news release contains forward-looking statements based on current expectations, forecasts and assumptions of LCA-Vision that are subject to risks and uncertainties. Forward-looking statements in this release, including statements regarding our projection for revenue and earnings growth for 2007, among others, are based on information available to us as of the date hereof. Actual results could differ materially from those stated or implied in such forward-looking statements due to risks and uncertainties associated with our business, including, without limitation, those concerning economic, political and sociological conditions; the acceptance rate of IntraLase technology; our ability to successfully implement the IntraLase technology on a national basis; the availability of cost-effective third-party financing; market acceptance of our services; the successful execution of marketing strategies to cost effectively drive patients to our vision centers, which recent results would indicate are no longer as effective as they have been in prior periods; competition in the laser vision correction industry; an inability to attract new patients; the possibility of long-term side effects and adverse publicity regarding laser vision correction; legal or regulatory action against us or others in the laser vision correction industry; the relatively high fixed cost structure of our business; and the future value of revenues financed by us and our ability to collect on such financings, which will depend on a number of factors, including the consumer credit environment and our ability to manage credit risk related to consumer debt, bankruptcies and other credit trends. For a further discussion of the factors that may cause actual results to differ materially from current expectations, please review our filings with the Securities and Exchange Commission, including but not limited to our Forms 10-K/A and 10-Q. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the Securities and Exchange Commission, we assume no obligation to update the information included in this news release, whether as a result of new information, future events or circumstances, or otherwise.
About LCA-Vision Inc./LasikPlus
LCA-Vision Inc. is a leading provider of laser vision correction services under the LasikPlus brand. As of October 30, 2007, the company operated 70 LasikPlus fixed-site laser vision correction centers in 32 states and 55 markets in the United States and a joint venture in Canada. Additional company information is available at www.lca-vision.com and www.lasikplus.com. It’s Not Just LASIK. It’s LasikPlus!
For Additional Information
Patricia Forsythe
V.P. Investor Relations
513-792-5629
pforsythe@lca.com

3Q-07 Earnings Release
LCA-Vision Inc.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
		(Restated)		(Restated)
Revenue — Laser refractive surgery	$74,584	$55,841	$222,933	$182,888

Operating costs and expenses
Medical professional and license fees	12,344	9,680	37,738	33,392
Direct costs of services	23,304	18,840	72,399	58,014
General and administrative expenses	4,637	5,457	15,225	15,698
Marketing and advertising	17,208	12,896	50,100	35,663
Depreciation	2,961	2,150	7,758	6,193

Operating income	14,130	6,818	39,713	33,928

Equity in earnings from unconsolidated businesses	244	181	598	504
Investment income	1,639	1,603	5,271	4,585
Other expense, net	(165)	(84)	(402)	(225)

Income before taxes on income	15,848	8,518	45,180	38,792

Income tax expense	5,830	3,181	16,822	15,995

Net income	$10,018	$5,337	$28,358	$22,797

Income per common share
Basic	$0.51	$0.26	$1.43	$1.10
Diluted	$0.51	$0.25	$1.41	$1.06

Dividends declared per share	$0.18	$0.12	$0.54	$0.36

Weighted average shares outstanding
Basic	19,521	20,827	19,834	20,805
Diluted	19,754	21,279	20,147	21,405

3Q-07 Earnings Release
LCA-Vision Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(dollars in thousands)

	September 30, 2007	December 31, 2006
Assets
Current assets
Cash and cash equivalents	$7,042	$24,431
Short-term investments	68,828	70,801
Patient accounts receivable, net of allowance for doubtful accounts of $2,487 and $2,310 at September 30, 2007 and December 31, 2006	13,826	11,269
Other accounts receivable	9,955	7,021
Prepaid professional fees	2,178	2,223
Prepaid income taxes	7,721	1,667
Deferred tax assets	—	11,155
Prepaid expenses and other	5,014	6,414

Total current assets	114,564	134,981

Property and equipment	95,064	77,323
Accumulated depreciation and amortization	(54,467)	(46,399)

Property and equipment, net	40,597	30,924

Patient accounts receivable, net of allowance for doubtful accounts of $1,385 and $532	4,851	2,174
Deferred tax assets	13,763	12,141
Other assets	11,181	9,250

Total assets	$184,956	$189,470

Liabilities and Stockholders’ Investment
Current liabilities
Accounts payable	$3,951	$5,264
Accrued liabilities and other	12,178	9,111
Deferred taxes	510	—
Deferred revenue	21,786	22,234
Capital lease obligations maturing in one year	3,724	3,360

Total current liabilities	42,149	39,969

Capital lease obligations	2,623	2,431
Insurance reserve	7,847	6,163
Deferred revenue	26,879	27,608
Other	5,483	4,183

Stockholders’ Investment
Common stock ($0.001 par value; 25,105,662 and 24,814,542 shares issued and 19,062,484 and 19,821,348 shares outstanding as of September 30, 2007 and December 31, 2006, respectively)	25	25
Contributed capital	170,460	162,245
Common stock in treasury, at cost (6,043,178 and 4,993,194 shares outstanding at September 30, 2007 and December 31, 2006)	(104,430)	(69,487)
Retained earnings	33,777	16,320
Accumulated other comprehensive income	143	13

Total stockholders’ investment	99,975	109,116

Total liabilities and stockholders’ investment	$184,956	$189,470

3Q-07 Earnings Release
LCA-Vision Inc.
Condensed Consolidated Statements of Cash Flow (Unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2007	2006
		(Restated)
Cash flow from operating activities:
Net income	$28,358	$22,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,758	6,193
Provision for loss on doubtful accounts	4,383	1,499
Deferred income taxes	9,927	(5,108)
Stock-based compensation	3,623	4,383
Deferred compensation	1,287	1,032
Insurance reserve	1,684	2,180
Equity in earnings of unconsolidated affiliates	(598)	(504)
Changes in operating assets and liabilities
Patient accounts receivable	(9,617)	(3,374)
Other accounts receivable	(2,934)	(2,218)
Prepaid expenses and other	1,400	(885)
Prepaid income taxes	(6,054)	703
Accounts payable	(1,313)	467
Deferred revenue, net of professional fees	(1,059)	13,738
Accrued liablities and other	3,245	1,828

Net cash provided by operations	$40,090	$42,731

Cash flow from investing activities:
Purchases of property and equipment	(13,012)	(6,449)
Purchases of investment securities	(258,415)	(215,235)
Proceeds from sale of investment securities	260,328	138,868
Deferred compensation plan	(1,338)	(920)
Other, net	(77)	6

Net cash used in investing activities	$(12,514)	$(83,730)

Cash flow from financing activities:
Principal payments of capital lease obligations	(3,873)	(2,187)
Shares repurchased for treasury stock	(34,943)	(16,823)
Tax benefits related to stock-based compensation	1,107	3,994
Exercise of stock options	3,402	5,073
Dividends paid to minority equity investees	—	(19)
Dividends paid to stockholders	(10,658)	(7,484)

Net cash used in financing activities	(44,965)	(17,446)

Decrease in cash and cash equivalents	(17,389)	(58,445)

Cash and cash equivalents at beginning of period	24,431	108,061

Cash and cash equivalents at end of period	$7,042	$49,616

Supplemental disclosures of cash flow:
Taxes paid	$12,275	$16,050

3Q-07 Earnings Release
LCA-Vision Inc.
Effect of the Change in Our Accounting for Deferred Revenue on Financial Results
(dollars in thousands)
To supplement its condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States, LCA-Vision discusses adjusted revenue and operating income. Management utilizes this information as a means of measuring performance that adjusts for the non-cash impact of the accounting for separately priced extended warranties. Management believes this information is more reflective of operating performance, and that including this additional disclosure is meaningful to investors for the same reason.
Accordingly, this news release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between the non-GAAP measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue

Reported	$74,584	$55,841	$222,933	$182,888
Adjustments
Warranty revenue deferred into future	—	9,080	20,054	29,632
Amortization of prior deferred revenue	(7,706)	(5,620)	(21,231)	(14,370)

Adjusted revenue	$66,878	$59,301	$221,756	$198,150

Operating Income

Reported	$14,130	$6,818	$39,713	$33,928
Adjustments
Impact of warranty revenue deferral	(7,706)	3,460	(1,177)	15,262
Professional fees deferred into future	—	(908)	(2,005)	(2,963)
Amortization of prior professional fees	771	562	2,123	1,437

Adjusted operating income	$7,195	$9,932	$38,654	$47,664